Exhibit 5.1

                       Keevican Weiss Bauerle & Hirsch LLC
                      11th Floor, Federated Investors Tower
                               1001 Liberty Avenue
                              Pittsburgh, PA 15222

                                 August 7, 2006


ATC Healthcare, Inc.
1983 Marcus Avenue, Suite E122
Lake Success, NY  11042

Gentlemen:

     We have acted as counsel to ATC Healthcare, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by it with the Securities and Exchange Commission of a post-effective amendment no. 1 to a registration statement on Form S-3 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of the resale of 10,430,688 shares of Class A Common Stock of the Company.

     In rendering this opinion, we have examined and relied upon originals or copies of such corporate records, certificates of officers of the Company and of public officials and other documents as we have deemed necessary. We have also made such investigations of law as we have deemed necessary or appropriate to form a basis for the opinion expressed herein.

     The opinion hereafter expressed is subject to the following qualifications:
In our examination, we assumed the genuiness of all signatures, the authenticity of all documents submitted to us as originals and the conformity of all documents submitted to us as copies to the originals thereof.

     Based upon and subject to the foregoing, we are of the opinion that the securities covered by the Registration Statement have been or will be, when issued as described in the Registration Statement, validly issued, fully paid and nonassessable shares of Class A Common Stock of the Company.

     This opinion is limited to the matters set forth herein. No opinion may be inferred or implied beyond the matters expressly stated herein, and our opinion expressed herein must be read in conjunction with the assumptions, limitations, exceptions and qualifications set forth in this letter. No person other than the addressee may rely upon this opinion for any purpose, and the addressee may not relay upon this opinion for any purpose other than the purpose stated herein without the express written consent of the undersigned.

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     We consent to the use of this opinion as an exhibit to  Amendment  No. 1 to the Registration Statement and to the statements made with regard to our firm under the caption "LEGAL MATTERS" appearing in the Prospectus that is a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.

                                            Very truly yours,



                                            KEEVICAN WEISS BAUERLE & HIRSCH, LLC